For Immediate Release
July 29, 2009

AJS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS AND DECLARATION OF QUARTERLY CASH DIVIDEND

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $181,000 for the quarter ended June 30, 2009 as compared to $192,000 for the same quarter in 2008.  Basic and diluted earnings per share were $0.09 for the quarters ended June 30, 2009 and 2008, respectively.  The decrease in net income resulted from a decrease in net interest income after provision for loan losses and an increase in non-interest expense, partially offset by increase in non-interest income.  Net income for the six months ended June 30, 2009 was $563,000 compared to net income of $280,000 for the six months ended June 30, 2008.  Basic and diluted earnings were $0.28 per share for the six months ended June 30, 2009 compared to basic and diluted earnings of $0.14 per share for the six months ended June 30, 2008.

The Company’s Board of Directors announced today that it has declared a quarterly cash dividend of $0.11 cents per share. The dividend is payable on August 28, 2009 to stockholders of record on August 14, 2009.  AJS Bancorp, MHC (the “MHC”) intends to waive 100% of the quarterly dividend due on its 1,227,554 shares.  At June 30, 2009, the Company held cash totaling $11.4 million.  At June 30, 2009 the Bank’s tier 1 capital ratio as well as its tangible capital ratio was 10.6%, and its risk-based capital ratio was 23.0%.

FINANCIAL CONDITION – AT JUNE 30, 2009 AND AT DECEMBER 31, 2008

Total assets at June 30, 2009 were $240.4 million, a decrease of $3.6 million or 1.5% from $244.0 million at December 31, 2008.  The decrease in total assets reflects decreases in certificates of deposit at other financial institutions and securities, partially offset by an increase in cash and cash equivalents, loans and other real estate owned.  Certificates of deposit decreased $2.4 million or 35.3% to $4.4 million at June 30, 2009 compared to $6.8 million at December 31, 2008, due to certificates maturing.  Securities decreased $12.0 million or 13.3% to $77.9 million at June 30, 2009 from $89.9 million at December 31, 2008 primarily due to securities sales, calls, principal repayments, and maturities within the portfolio.  Net loans receivable increased $3.9 million or 3.1% to $130.3 million at June 30, 2009 from $126.4 million at December 31, 2008.  The increase in loans was due to an increase in the origination of single family fixed-rate mortgage loans.  Other real estate owned increased to $3.0 million at June 20, 2009, as the Company took possession, to several commercial real estate properties.  The Company had no real estate owned at December 31, 2008.  Total liabilities comprised almost entirely of deposits and borrowings decreased $3.9 million or 1.8% to $213.0 million at June 30, 2009 from $216.9 million at December 31, 2008.  Total deposits decreased $5.5 million or 3.0% to $174.8 million at June 30, 2009 from $180.3 million at December 31,

2008.  FHLB borrowings decreased $3.6 million or 12.0% to $26.6 million at June 30, 2009 from $30.2 million at December 31, 2008.  Accrued expenses and other liabilities increased $5.0 million or 101.9% to $9.9 million at June 30, 2009 from $4.9 million at December 31, 2008.  The increase in accrued expenses is primarily due to $5.0 million due to brokers on the settlement of securities traded during the month of June that settled in July.

The Company had non-performing assets of $5.7 million at June 30, 2009 and $3.7 million at December 31, 2008.  The allowance for loan losses was $2.4 million at June 30, 2009 and $2.7 million at December 31, 2008.  This represents a ratio of allowance for loan losses to gross loans receivable of 1.75% and 2.12%, respectively at June 30, 2009 and at December 31, 2008.  The allowance for loan losses to non-performing loans was 85.92% as of June 30, 2009 compared to 73.18% as of December 31, 2008.  The increase in non-performing assets primarily reflects an increase in the number of non-performing commercial real estate loans and other real estate owned the Company holds at June 30, 2009 compared to December 31, 2008.  The Company had four commercial and six single-family non-performing loan relationships as of June 30, 2009, and two commercial and six single-family non-performing loan relationships as of December 31, 2008.  The Company has four other real estate owned properties as of June 30, 2009 and no other real estate owned at December 31, 2008.  Additionally, the Company has two commercial real estate loan relationships that are considered impaired at June 30, 2009, but are not more than 90 days delinquent as of June 30, 2009.  The following paragraphs detail further information on the large commercial loan relationships or other real estate owned totaling more than $500,000.  The Company had no large single family or other loans that are impaired or more than 90 days delinquent as of June 30, 2009 or December 31, 2008.

The Company has a $3.9 million gross, $1.6 million net after charge-off, participation interest in a $26.2 million loan secured by real estate.  The borrower defaulted on the loan and the property is now in foreclosure proceedings.  The lead lender conducted an appraisal of the property in the fourth quarter of 2008 that reflects a range of fair values based upon city zoning and the retention of the property’s tax incentive (“TIF”) status.  Based on the appraisal and consideration of all known facts, the Company has charged off $2.3 million of the outstanding loan balance at December 31, 2008. There has been no change to the estimated expected fair value as of June 30, 2009.

The Company has three mortgage loans to one borrower totaling $2.7 million gross, $1.6 million net after charge-off.  The borrower defaulted on these mortgage loans and the properties are currently in foreclosure proceedings.  The Company has become mortgagee in possession of these properties and has designated the asset as other real estate owned at June 30, 2009.  At December 31, 2008, the Company had recorded a charge-off on this loan relationship totaling $1.0 million.  Prior to the transfer to other real estate owned, during the second quarter of 2009, the Company charged-off an additional $100,000 due to an increase in the expected costs of disposition of the asset.

The Company has a $3.0 million gross, $2.4 million net after allowance for loan loss allocation, participation in a $91.5 million loan secured by real estate.  The borrower is 61 days delinquent as of June 30, 2009.  The borrower and representatives of the lenders are currently working on a troubled debt restructuring option.  Due to negative cash flows and identified concerns with the borrower, the Company has recorded a $600,000 allowance for loan loss on this property.

The Company has a $2.9 million gross, or $2.6 million net after allowance for loan loss provision, mortgage loan that is deemed to be impaired, but in which the borrower is current in its payments as of June 30, 2009.  The borrower had experienced financial difficulty and, during the fourth quarter of 2008, requested the loan be restructured.  The Company restructured the interest rate in December of 2008, and the loan has since performed according to the restructure terms.  The Company had previously recorded a $600,000 FAS 114 reserve for this loan as of December 31, 2008.  During 2009, based on the performance of the borrower as well as reassessment of underlying collateral the FAS 114 reserve was reduced from $600,000 to $300,000.

The Company has two mortgage loans secured by real estate to one borrower totaling $552,000 gross, or $392,000 net after charge-off.  The borrower defaulted on these mortgage loans, therefore the properties are currently in foreclosure proceedings.  At December 31, 2008, the Company recorded $135,000 FAS 114 reserve on these properties.  During the first quarter of 2009, the Company charged off $135,000 of the outstanding loan balance.  Prior to the transfer to other real estate owned, during the second quarter of 2009, the Company charged-off an additional $25,000 due to an increase in the expected costs of disposition of the assets as of June 30, 2009.  The Company has become mortgagee in possession of these properties and has designated the assets as other real estate owned at June 30, 2009.

The Company has two mortgage loans to one borrower totaling $503,000 gross, or $458,000 net after charge-off.  The borrower defaulted on these mortgage loans, therefore the properties are currently in foreclosure proceedings.  Based on deterioration in fair values the Company charged off $45,000 of the outstanding loan balance as of June 30, 2009.

While these properties are in the midst of foreclosure or possible restructuring there is no guarantee that the fair value of the properties will not decline further.  Therefore, although the Company recorded its best estimate of probable losses expected at June 30, 2009, there may be additional losses on these properties in the future.

Total stockholders’ equity increased $345,000 to $27.4 million at June 30, 2009 from $27.1 million at December 31, 2008.  The increase reflects net income of $563,000 for the six months ended June 30, 2009 and a $414,000 decrease in the ESOP put option liability explained below, partially offset by a $430,000 decrease in other comprehensive income due to the decreased fair value of the available for sale securities portfolio, dividends paid, and common stock repurchased during the six months ended June 30,

2009.  The Internal Revenue Service ("IRS") has determined that any security traded on the bulletin board or pink sheets does not have a sufficiently active market to support the trading necessary should an employee wish to sell their Company stock they received as a part of the ESOP.  Therefore, the Company has a contingent liability offset by an entry to additional paid in capital in an amount equal to the market value of the vested portion of the ESOP at December 31, 2008.  As a result of the obligation, the Company has to repurchase the stock should the employee decide to sell it and there were no buyers available on the open market.  The ESOP put option liability decreased $414,000 during the six month ended June 30, 2009 to $853,000 from $1.3 million at December 31, 2008 reflecting the decrease in the market value of the vested portion of the common stock held in the ESOP.  The increases to stockholders equity were offset by a $430,000 decrease in other comprehensive income, dividends paid of $176,000, and common stock repurchases totaling $26,000 or 2,126 shares during the six months ended June 30, 2009.

INCOME INFORMATION –THREE MONTH PERIODS ENDED JUNE 30, 2009 AND 2008:

Net interest income was $1.5 million for the quarter ended June 30, 2009 compared to $1.6 million for the same quarter in 2008.  Average interest earning assets were $224.7 million and $236.4 million during the comparative 2009 and 2008 quarters while the average yield was 4.68% and 5.17%, respectively.  The lower average yield in 2009 reflects lower short-term interest rates as the Federal Reserve reduced the federal funds target rate 425 basis points since January 2008.  Average interest-bearing liabilities decreased to $204.5 million for the quarter ended June 30, 2009 compared to $214.0 million for the comparable 2008 quarter, while the average cost of interest-bearing liabilities decreased to 2.14% from 2.80% for the comparable periods.  The decrease in our average cost of interest bearing liabilities reflects the lower market rates for deposits and borrowings since the Federal Reserve started lowering short-term interest rates.  Our net interest rate spread increased 18 basis points to 2.55% from 2.37% while our net interest margin increased 10 basis points to 2.74% from 2.64%.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 109.86% for the three months ended June 30, 2009 from 110.44% for the same period in 2008.

The Company did not record a provision for loan losses for the three months ended June 30, 2009.  There was a $40,000 negative provision for loan losses for the three months ended June 30, 2008.  Our review of losses inherent in our loan portfolio did not indicate that additional provisions were necessary at this time.  We will continue to monitor the loan portfolio and should market conditions deteriorate further, management may need to make additional provisions for loan losses in the future.

Non-interest income increased $98,000, or 78.4% to $223,000 for the quarter ended June 30, 2009 from $125,000 for the comparable quarter in 2008.  The increase in non-interest income is primarily the result of a loss on the sale of securities that was recorded during the quarter ended June 30, 2008, offset by the reversal of the unrealized loss recorded on the security in accordance with FASB statement 159.  In April 2008, the Company sold

100% of its mutual fund investment and recorded a $192,000 loss on the sale.  In addition, other non-interest income items increased by $32,000, offset by a $6,000 decrease in insurance commission income for the comparable periods.  Other non-interest income increased $32,000 or 43.8% to $105,000 for the quarter ended June 30, 2009 compared to $73,000 for the comparable quarter in 2008.  The increase was primarily due to a $29,000 increase in correspondent fee income.  Correspondent fee income increased reflecting the underwriting of FHA loans which started in the first quarter of 2009.  Insurance commissions decreased primarily due to a decrease in the sale of fixed and variable rate annuities for the comparable quarters as investors avoided most non-insured financial market instruments.

Non-interest expense increased $87,000 or 6.1% to $1.5 million for the quarter ended June 30, 2009 compared to $1.4 million for the quarter ended June 30, 2008.  The increase in non-interest expense is due to increases in federal deposit insurance premiums and other non-interest expense items, partially offset by decreases in salaries and employee benefits, occupancy, advertising and promotion and data processing costs.  Salaries and employee benefits decreased $53,000 or 6.8% to $722,000 for the three months ended June 30, 2009 compared to $775,000 for the same period in 2008.  The decrease was primarily due to a reduction in the cost of the recognition and retention and stock option plans as well as the attrition of two officer positions for the comparable periods.  Occupancy costs decreased $20,000 or 9.4% to $192,000 for the three months ended June 30, 2009 compared to $212,000 for the same period in 2008.  The decrease reflects the Company’s successful appeal of the real estate tax assessment and the resulting refund of real estate taxes received during the quarter ended June 30, 2009.  Advertising and promotion costs decreased $30,000 or 35.3% to $55,000 for the quarter ended June 30, 2009 compared to $85,000 for the same period in 2008.  The reduction was due to a budgeted reduction in advertising costs during the quarter ended June 30, 2009.  Data processing costs decreased $10,000 or 11.1% to $80,000 for the quarter ended June 30, 2009 compared to $90,000 for the same period in 2008.  The decrease in data processing costs was primarily due to the re-negotiation of the Company’s data services contract.  Federal deposit insurance premiums increased $166,000 to $175,000 for the quarter ended June 30, 2009 compared to $9,000 for the same period in 2008.  The increase was primarily due to a special assessment imposed upon every insured institution at June 30, 2009 to replenish the FDIC fund.  The FDIC has stated that they may impose another special assessment later in 2009.  Other non-interest expense items increased $34,000 or 13.0% to $295,000 for the quarter ended June 30, 2009 compared to $261,000 for the same period last year.  The increase in non-interest expense for the comparable quarters was primarily due to professional fees increasing in conjunction with auditor oversight of the Sarbanes-Oxley 404 provision that affects smaller reporting companies this fiscal year and legal fees incurred in conjunction with increased foreclosure action borne by the Company during 2009.

Our federal and state taxes decreased $38,000 to $61,000 for the quarter ended June 30, 2009 from $99,000 during the same period of 2008.  This is primarily due to lower pre tax income during the three months ended June 30, 2009 compared to the same period in 2008.

INCOME INFORMATION – SIX MONTH PERIODS ENDED JUNE 30, 2009 AND 2008:

Net interest income decreased by $11,000 or 0.4% to $3.0 million for the six months ended June 30, 2009 from $3.1 million for the same period in 2008.  Average interest earning assets were $224.4 million and $236.4 million during the comparative 2009 and 2008 periods while the average yield was 4.77% and 5.28%, respectively.  The lower average yield in 2009 reflects lower short-term interest rates as the Federal Reserve reduced the federal funds target rate 425 basis points since January 2008.  Average interest-bearing liabilities decreased to $205.9 million for the six months ended June 30, 2009 compared to $214.7 million for the comparable 2008 period, while the average cost of interest-bearing liabilities decreased to 2.23% from 2.97% for the comparable periods.  The decrease in our average cost of interest bearing liabilities reflects the lower market rates for deposits and borrowings since the Federal Reserve started lowering short-term interest rates.  Our net interest rate spread increased 22 basis points to 2.53% from 2.31% while our net interest margin increased 13 basis points to 2.72% from 2.59%.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 109.00% for the three months ended June 30, 2009 from 110.14% for the same period in 2008.

There was no provision for loan losses for the six months ended June 30, 2009 and a negative provision for loan losses of $40,000 for the six months ended June 30, 2008.  There was $40,000 in loan losses recoveries during the six months ended June 30, 2008.  Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio.  Management concluded that no additional provisions were necessary during the six months ended June 30, 2009 or 2008.  Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income increased $561,000 to $746,000 for the six months ended June 30, 2009 from $185,000 for the comparable period in 2008.  The increase in non-interest income is primarily the result of an increase in the gain on security sales and an increase in other non-interest income, offset by a decrease in insurance commission income.  Gain on security sales increased $501,000 for the comparable six month periods due to the sale of available for sale mortgage-backed securities during the six months ended June 30, 2009 as well as the loss on the sale of the Company’s mutual fund investment recorded in April 2008.  The Company recorded $309,000 in gains on the sale of securities during the six months ended June 30, 2009 and a $192,000 loss on the sale of a mutual fund during the six months ended June 30, 2008.  Other non-interest income increased $60,000 or 45.8% to $191,000 for the six months ended June 30, 2009 compared to $131,000 for the six months ended June 30, 2008.  The increase in other non-interest income was primarily due an increase in correspondent fee income for the comparable periods.  Correspondent fee income increased $42,000 for the six months ended June 30, 2009 compared the same period during 2008, reflecting the underwriting and placement of FHA loans.  The Company does not portfolio FHA loans.  The Company did not underwrite FHA loans during 2008.  Insurance commissions decreased $8,000 or 25.8% to $23,000 for the six months ended June 30, 2009 from $31,000 for the comparable period in 2008.  The commissions decreased primarily due to a decrease in the sale of fixed and variable rate annuities for the comparable periods as investors avoided most non-insured financial market instruments.

Non-interest expense increased $83,000 to $3.0 million for the six-month period ended June 30, 2009 from $2.9 million for the comparable period in 2008.  The increase in non-interest expense is primarily due to increases in federal deposit insurance premiums and other non-interest expense items, partially offset by decreases in salaries and employee benefits and advertising and promotion costs.  Salaries and employee benefits decreased $113,000 or 7.2% to $1.5 million for the six months ended June 30, 2009 compared to $1.6 million for the same period in 2008.  The decrease was primarily due to a reduction in the cost of the recognition and retention and stock option plans as well as the attrition of two officer positions for the comparable periods.  The RRP plan was fully vested on May 21, 2008 and therefore, the cost associated with the RRP was lower during the six months ended June 30, 2009 than the comparable period.  Advertising and promotion costs decreased $29,000 or 22.1% to $102,000 for the quarter ended June 30, 2009 compared to $131,000 for the same period in 2008.  The reduction was due to a budgeted reduction in advertising costs that were incurred during the six months ended June 30, 2009.  Federal deposit insurance premiums increased $213,000 to $229,000 for the six months ended June 30, 2009 compared to $16,000 for the same period in 2009.  The increase was primarily due to a special assessment imposed upon every insured financial institution at June 30, 2009 to replenish the FDIC fund.  The FDIC has stated that they may impose another special assessment later in 2009.  Other non-interest expense items increased $58,000 or 10.8% to $596,000 for the six months ended June 30, 2009 compared to $538,000 for the six months ended June 30, 2008.  The increase in other non-interest expense items was primarily due to professional fees increasing in conjunction with auditor oversight of the Sarbanes-Oxley 404 provision that affects smaller reporting companies this fiscal year and legal fees incurred in conjunction with increased foreclosure action borne by the Company during 2009.

Our federal and state tax provision increased $144,000 to $268,000 for the six months ended June 30, 2009 from $124,000 in the same period of 2008.  This is primarily the result of higher pre-tax income that occurred during the six months ended June 30, 2009.  Federal and state income tax expense as a percentage of income was 32.2% for the six months ended June 30, 2009 compared to 30.7% for the same period in 2008.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”,  “should”,

“planned”, “estimated” and “potential”.  Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature.  These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich
President
708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
	30-Jun-09	31-Dec-08
ASSETS

Cash and due from financial Institutions	$11,447	$7,335
Federal funds sold	0	58
TOTAL CASH AND CASH EQUIVALENTS	11,447	7,393

Certificates of Deposit	4,398	6,797
Securities	77,918	89,875
Loans receivable net of allowance for loan loss
of $2,373 at June 30, 2009, and $2,734 at
December 31, 2008.	130,321	126,395
Federal Home Loan Bank Stock	2,450	2,450
Premises and equipment	4,235	4,262
Bank owned life insurance	3,276	3,202
Other real estate owned	2,957	0
Accrued interest receivable & other assets	3,412	3,596
TOTAL ASSETS	$240,414	$243,970

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	174,812	180,291
Federal Home Loan Bank advances	26,550	30,175
Advance payments by borrowers for taxes
and insurance	1,709	1,502
Accrued expenses and other liabilities	9,901	4,905

TOTAL LIABILITIES	212,972	216,873
TOTAL EQUITY	27,442	27,097
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY	$240,414	$243,970

	30-Jun-09	30-Jun-08
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$3,464	$4,139
Securities	1,785	1,772
Interest earning deposits & other	96	284
Federal funds sold	1	52
TOTAL INTEREST INCOME	5,346	6,247

INTEREST EXPENSE ON DEPOSITS
Deposits	1,732	2,538
Federal Home Loan Bank & Other	566	650
Total Interest Expense	2,298	3,188
NET INTEREST INCOME	3,048	3,059
Provision for loan losses	0	(40)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	3,048	3,099

NON-INTEREST INCOME
Insurance commissions	23	31
Service charges on accounts	223	215
Gain (loss) on security sales	309	(192)
Other	191	131
TOTAL NON-INTEREST INCOME	746	185

NON-INTEREST EXPENSE
Salaries and employee benefits	1,462	1,575
Occupancy	398	431
Advertising & promotion	102	131
Data processing	176	189
Federal deposit insurance	229	16
Other	596	538
TOTAL NON-INTEREST EXPENSE	2,963	2,880

INCOME BEFORE INCOME TAXES	831	404
Income tax expense	268	124
NET INCOME	$563	$280

Earnings per share, basic	$0.28	$0.14
Earnings per share, diluted	$0.28	$0.14

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 6/30/09

	For the Three	For the Three
	Months ended	Months ended
	6/30/2009	6/30/2008
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$1,764	$2,041
Securities	822	863
Interest earning deposits & other	44	153
Federal Funds Sold	0	1
TOTAL INTEREST INCOME	2,630	3,058

INTEREST EXPENSE ON DEPOSITS
Deposits	828	1,154
Federal Home Loan Bank & Other	264	346
Total Interest Expense	1,092	1,500
NET INTEREST INCOME	1,538	1,558
Provision for loan losses	0	(40)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	1,538	1,598

NON-INTEREST INCOME
Insurance commissions	8	14
Service charges on deposit accounts	106	108
Gain (loss) on security sales	(1)	(192)
Changes in fair value of trading securities	5	122
Other	105	73
TOTAL NON-INTEREST INCOME	223	125

NON-INTEREST EXPENSE
Salaries and employee benefits	722	775
Occupancy	192	212
Advertising & promotion	55	85
Data processing	80	90
Federal deposit insurance	175	9
Other	295	261
TOTAL NON-INTEREST EXPENSE	1,519	1,432

INCOME BEFORE INCOME TAXES	242	291
Income Tax Expense	61	99
NET INCOME	$181	$192

Earnings per share, basic	$0.09	$0.09
Earnings per share, diluted	$0.09	$0.09

AJS Bancorp, Inc.
Financial Highlights
(unaudited)	June 30, 2009	December 31, 2008
	(Dollars in thousands, except per share data)
Selected Financial Highlights:
Total assets	$240,414	$243,970
Loans receivable, net	130,321	126,395
Securities	77,918	89,875
Deposits	174,812	180,291
Federal Home Loan Bank advances	26,550	30,175
Stockholders' equity	27,442	27,097

Book value per share (1)	13.56	13.38

Number of shares outstanding (2)	2,023,507	2,025,633

	Three months ended	Three months ended
	June 30, 2009	June 30, 2008
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$2,630	$3,058
Total interest expense	1,092	1,500
Net interest income	1,538	1,558
Provision for loan losses	0	(40)
Net interest income after provision
for loan losses	1,538	1,598
Noninterest income	220	195
Noninterest expense	1,516	1,502
Income before taxes	242	291
Income tax provision	61	99
Net income	181	192

Basic earnings per share	$0.09	$0.09
Diluted earnings per share	$0.09	$0.09

	Three months ended	Three months ended
	June 30, 2009	June 30, 2008

Selected Operating Ratios:
Return on average assets	0.30%	0.31%
Return on average equity	2.62%	2.67%
Interest rate spread during the period	2.54%	2.37%
Net interest margin	2.74%	2.64%
Average interest-earning assets to average interest-
bearing liabilities	109.90%	110.44%
Efficiency ratio (3)	86.23%	85.68%

	Six months ended	Six months ended
	June 30, 2009	June 30, 2008
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$5,346	$6,247
Total interest expense	2,298	3,188
Net interest income	3,048	3,059
Provision for loan losses	0	(40)
Net interest income after provision
for loan losses	3,048	3,099
Noninterest income	746	377
Noninterest expense	2,963	3,072
Income before taxes	831	404
Income tax provision	268	124
Net income	563	280

Earnings per share, basic	$0.28	$0.14
Earnings per share, diluted	$0.28	$0.14

	Six months ended	Six months ended
	June 30, 2009	June 30, 2008

Selected Operating Ratios:
Return on average assets	0.47%	0.22%
Return on average equity	4.11%	1.96%
Interest rate spread during the period	2.53%	2.31%
Net interest margin	2.72%	2.59%
Average interest-earning assets to average interest-
bearing liabilities	109.00%	110.14%
Efficiency ratio (3)	78.10%	89.41%

	As of	As of
	June 30, 2009	December 31, 2008
Asset Quality Ratios:
Non-performing assets to total assets	2.38%	1.53%
Allowance for loan losses to non-performing loans	85.92%	73.18%
Allowance for loan losses to loans receivable, gross	1.75%	2.12%

(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.